Exhibit 99.1

April 1, 2020

SiteOne Takes Actions to Increase Financial Flexibility

ROSWELL, Ga.--(BUSINESS WIRE)-- SiteOne® Landscape Supply, Inc. (NYSE: SITE) announced today actions to increase the Company’s financial flexibility amid the ongoing coronavirus (COVID-19) situation.

“We believe that SiteOne has a solid balance sheet and liquidity, and we have no significant debt maturities until 2024. However, given the uncertainty brought on by COVID-19 we have decided to enhance our cash position and increase our financial flexibility by borrowing on our Asset Backed Lending (“ABL”) Facility,” said Doug Black, Chairman and CEO of SiteOne. “The credit draw, combined with our existing cash on hand and additional capacity under our ABL Facility, provides further support should market conditions significantly deteriorate. We are also taking additional prudent steps to reduce capital spending, including the postponement of pending acquisitions, in order to maintain maximum financial strength and flexibility during this uncertain time without sacrificing any significant long-term growth or market opportunities.”

SiteOne has borrowed approximately $100 million under its $375 million ABL Facility. The company does not currently have plans to deploy these new funds other than seasonal investments in working capital. After the borrowing, SiteOne has approximately $117 million cash on hand and approximately $46 million in available capacity under its ABL Facility.

To learn more about SiteOne, please visit the company's website at http://investors.siteone.com. We intend to use http://investors.siteone.com and http://siteone.com/covid-19 as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor these sections of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Contacts:

Investor Relations:

SiteOne Landscape Supply, Inc.

470-270-7011

investors@siteone.com

or

Media:
SiteOne Landscape Supply, Inc.

Greg Kirksey, 470-277-7164
Director, Communications
GKirksey@SiteOne.com
###

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the global situation with COVID-19. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the impact of pandemic or other public health crises; cyclicality in residential and commercial construction markets; general economic and financial conditions, including inflation; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019.

2